Exhibit 23



                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-3: Nos. 33-2232, 333-79183, 333-90161, Form S-4: No. 333-53344, and Form
S-8: Nos. 2-99538, 33-34386, 33-35357, 33-53325, 333-02239, 333-32255,
333-36889, 333-37339, 333-45099, 333-68823, 333-81627 and 333-83583) of Wachovia
Corporation and in the related Prospectuses of our report dated January 17, 2001, with respect to the consolidated financial statements of Wachovia Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

                                                            /s/Ernst & Young LLP

Winston-Salem, North Carolina
February 28, 2001